EXHIBIT A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

Date: February 14, 2019

By: Name:	/s/ Gilbert H. Kliman by Karen A. Wilson, Power of Attorney Gilbert H. Kliman	INTERWEST PARTNERS VIII, LP By:InterWest Management Partners VIII, LLC
its General Partner

By:	/s/ Arnold L. Oronsky	By:	/s/ Arnold L. Oronsky
Name:	Arnold L. Oronsky

INTERWEST INVESTORS VIII, LP By: InterWest Management Partners VIII, LLC its General Partner

		By:	/s/ Arnold L. Oronsky
Managing Director

INTERWEST INVESTORS Q VIII, LP By: InterWest Management Partners VIII, LLC its General Partner

		By:	/s/ Arnold L. Oronsky
Managing Director

INTERWEST MANAGEMENT PARTNERS VIII, LLC

		By:	/s/ Arnold L. Oronsky
Managing Director